Exhibit 99.1

WM Announces Second Quarter 2025 Earnings

Robust Income from Operations Growth in the Quarter Drives More Than 33% Increase in Net Cash Provided by Operating Activities

WM Releases 2025 Sustainability Report, Highlighting the Company’s Investments in Advancing Innovative Environmental Solutions

Houston — July 28, 2025 — WM (NYSE: WM) today announced financial results for the quarter ended June 30, 2025.

	Three Months Ended		Three Months Ended
	June 30, 2025		June 30, 2024
	(in millions, except per share amounts)		(in millions, except per share amounts)
	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)
Revenue	$6,430	$6,430	$5,402	$5,402

Income from Operations	$1,151	$1,215	$1,009	$1,075

Operating EBITDA(b)	$1,859	$1,923	$1,552	$1,618

Operating EBITDA Margin	28.9%	29.9%	28.7%	30.0%

Net Income(c)	$726	$777	$680	$732

Diluted EPS	$1.80	$1.92	$1.69	$1.82

“As we described at our recent Investor Day, WM is building distinctive platforms to drive competitive differentiation and fuel a powerful, long-term growth engine to create shareholder value. Our second quarter results are a strong demonstration of our progress on all fronts,” said Jim Fish, WM’s CEO. “Our Collection and Disposal business produced robust organic revenue growth and margin expansion, achieving the Company’s best-ever operating expense margin. We also grew operating EBITDA by double digits in both our Recycling Processing and Sales and WM Renewable Energy segments, as the earnings contributions from investments we have made in our sustainability businesses accelerate. Additionally, we continue to integrate our newest segment, WM Healthcare Solutions, and benefit from the impact of WM’s culture and operational excellence on customer relationships, cost efficiency, and financial results.”

Fish continued, “We released our 2025 Sustainability Report, We’re Driving Sustainability, earlier this month, highlighting our progress toward our sustainability ambitions, including an impressive 22% reduction in greenhouse gas emissions since 2021. We’re proud of the work our team is doing to advance a more sustainable future for our communities and the environment.”

KEY HIGHLIGHTS FOR the Second Quarter OF 2025

Operating EBITDA

	Second Quarter 2025 ($ in millions)				Second Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(d)	$1,777	30.7%	$1,813	31.3%	$1,552	28.7%	$1,618	30.0%
WM Healthcare Solutions	82	12.7%	110	17.0%	-	-	-	-
Total Company	$1,859	28.9%	$1,923	29.9%	$1,552	28.7%	$1,618	30.0%

•	Adjusted operating EBITDA for the WM Legacy Business grew 12.1% and margin was 31.3%.(a) The Company’s Collection and Disposal business led the way with an adjusted margin of 37.9% driven by organic revenue growth, continued cost discipline, and optimized business mix.(a) The Company’s Recycling Processing and Sales and WM Renewable Energy businesses together contributed $36 million to adjusted operating EBITDA growth, primarily due to sustainability growth projects.(a)(f)

•	WM Healthcare Solutions contributed $110 million of adjusted operating EBITDA, in line with expectations.(a) The Company is on track to achieve the upper end of its targeted synergies of $80 to $100 million in 2025.

Revenue

	Second Quarter 2025 ($ in millions)		Second Quarter 2024 ($ in millions)
	Amount	Growth	Amount	Growth
WM Legacy Business(d)	$5,784	7.1%	$5,402	5.5%
WM Healthcare Solutions	646	N/A	-	-
Total Company	$6,430	19.0%	$5,402	5.5%

•	Revenue growth of 7.1% in the WM Legacy Business was driven by core price of 6.4% and Collection and Disposal yield of 4.1% as the Company continues its focus on customer lifetime value.(e)

•	Volumes in the Collection and Disposal business grew 1.6% as compared to the second quarter of 2024, with robust growth in landfill volumes more than offsetting the Company’s loss of a relatively large residential contract.

Operating Expenses

	Second Quarter 2025 ($ in millions)				Second Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(d)	$3,433	59.4%	$3,433	59.4%	$3,291	60.9%	$3,290	60.9%
WM Healthcare Solutions	406	62.8%	402	62.2%	-	-	-	-
Total Company	$3,839	59.7%	$3,835	59.6%	$3,291	60.9%	$3,290	60.9%

•	Adjusted operating expenses as a percentage of revenue for the WM Legacy Business improved 150 basis points, reflecting the margin benefits of additional landfill volumes as well as the Company’s disciplined cost focus, demonstrated by improved driver turnover and safety performance, routing technology benefits, the strategic exit from low-margin residential collection business, and the benefit of capital investments made in the fleet.(a)

SG&A Expenses

	Second Quarter 2025 ($ in millions)				Second Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(d)	$546	9.4%	$537	9.3%	$501	9.3%	$494	9.1%
WM Healthcare Solutions	150	23.2%	135	20.9%	-	-	-	-
Total Company	$696	10.8%	$672	10.5%	$501	9.3%	$494	9.1%

•	Adjusted SG&A results in the WM Legacy Business demonstrate the Company’s commitment to cost discipline. The slight increase in SG&A margin compared to the prior year quarter is primarily related to intentional spending to support technology and optimization initiatives.

•	SG&A as a percentage of revenue for WM Healthcare Solutions improved 200 basis points sequentially, or 270 basis points on an adjusted basis, reflecting the contribution of synergies from the Company’s efforts to integrate and streamline its sales and back-office processes.(a)

Cash Flow and Investments

•	Through the first six months of the year, the Company generated $2.75 billion of net cash provided by operating activities, driven by strong operating EBITDA growth partially offset by higher cash interest related primarily to the funding of the Stericycle acquisition.

•	Free cash flow in the first half of the year was $1.29 billion, driven by robust operating EBITDA growth partially offset by a planned increase in capital expenditures.(a)

Sustainability and WM Healthcare Solutions Update

•	The Company continues to progress its strategic investments in recycling and renewable natural gas facilities that drive economic and environmental value. During the quarter, three growth projects commenced operations, including a new renewable natural gas facility in Illinois, a recycling automation project in Pennsylvania and a new market recycling facility in Oregon. These additions bring total renewable natural gas projects completed to eight out of 20 planned facilities and total recycling automation and new market projects completed to 29 out of 39 planned.

•	Integration of WM Healthcare Solutions continues to advance, and as announced during the June Investor Day, the Company has identified $50 million of operating EBITDA opportunities from cross-selling solid waste and medical waste solutions to existing customers, with $11 million of annualized operating EBITDA already secured. Including the cross-selling opportunities, anticipated run-rate synergies are expected to total $300 million of operating EBITDA by 2027.

2025 Outlook

With two quarters of the year complete, the Company is confident in its ability to deliver upon its full-year outlook for adjusted operating EBITDA and is positioned to deliver free cash flow in excess of its initial target.

•	The Company delivered adjusted operating EBITDA in the first six months of the year in line with its expectations and initial guidance. The Company is affirming its adjusted operating EBITDA guidance midpoint of $7.550 billion and narrowing its range slightly to $7.475 and $7.625 billion.(a)

•	Free cash flow is now projected to be between $2.8 and $2.9 billion, an increase of $125 million from the Company’s initial guidance.(a) The increase in the free cash flow outlook is driven by recently enacted tax policy that restores bonus depreciation to 100%.

•	Total Company revenue is now expected to be between $25.275 and $25.475 billion. The decrease from prior expectations is primarily related to the recent decline in recycled commodity prices which has an outsized impact on the Company’s low-margin recycling brokerage business, as well as the impacts of a decline in certain Collection and Disposal volumes in the first quarter of 2025 due to the particularly harsh winter weather.(g)

•	Adjusted operating EBITDA margin is now expected to be between 29.6% and 29.9%, an increase from the prior guidance of between 29.2% and 29.7%.(a)

Fish concluded, “We set a high bar in 2025, and through the first half of the year we have met those high expectations. Our team is focused on serving our customers, optimizing our costs, and innovating to support differentiation and growth. Executing on these priorities is expected to drive strong results in the back half of 2025 and position us to deliver on our guidance, achieve attractive returns on investments and grow shareholder value.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation, depletion and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	Management defines WM Legacy Business as total Company GAAP results excluding the WM Healthcare Solutions segment.

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(f)	The Company’s blended average price received for single stream recycled commodities sold during the quarter was about $82 per ton compared to about $96 per ton in the prior year period. The average price received for Renewable Fuel Standard credits was $2.53 during the quarter compared to $3.11 in the prior year period. The average price received for natural gas was $2.81 per MMBtu during the quarter compared to $1.64 per MMBtu in the prior year period. The average price received for renewable electricity was about $67 per megawatt hour in the quarter compared to about $64 per megawatt hour in the prior year period.

(g)	The Company now expects the blended average price received for single stream recycled commodities sold during 2025 to be about $80 per ton, down from its prior full year expectation of $85 per ton.

The Company will host a conference call at 10 a.m. ET on July 29, 2025, to discuss the Second Quarter 2025 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. In North America, WM has the largest disposal network and collection fleet, is the largest recycler and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants, as well as the largest heavy-duty natural gas truck fleet in the industry. WM Healthcare Solutions provides collection and disposal services of regulated medical waste and secure information destruction services in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements under the heading “2025 Outlook” and all statements regarding future performance and results of our business; achievement of targets, financial guidance or outlook; growth and optimization of our business; integration of the Stericycle business (which is reported as the WM Healthcare Solutions segment) and related contributions, results and benefits, including amount and timing of synergies; amount and timing of sustainability investments, upgrades and project completions and related returns, contributions, and benefits; future capital allocation and acquisition spending; drivers of performance, including pricing programs and volume; and assumptions regarding commodity prices, natural gas production, tax credits and renewable fuel programs. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle and achieve the anticipated benefits therefrom, including synergies; legal, regulatory and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle acquisition; failure to maintain an effective system of internal control over financial reporting; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; exposure to different regulatory, legal, financial and economic conditions in international jurisdictions; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions and tariffs; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changing conditions in the healthcare industry; weakness in general economic conditions and capital markets; instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; and operational or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures including adjusted earnings per diluted share, adjusted net income, adjusted income from operations and margin, adjusted operating EBITDA and margin, adjusted operating expense and margin, and adjusted SG&A expenses and margin. All adjusted measures and free cash flow are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected adjusted operating EBITDA is anticipated to be adjusted to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating revenues	$6,430	$5,402	$12,448	$10,561
Costs and expenses:
Operating	3,839	3,291	7,486	6,431
Selling, general and administrative	696	501	1,383	992
Depreciation, depletion and amortization	708	543	1,364	1,057
Restructuring	12	—	25	—
(Gain) loss from divestitures, asset impairments and unusual items, net	24	58	26	56
	5,279	4,393	10,284	8,536
Income from operations	1,151	1,009	2,164	2,025
Other income (expense):
Interest expense, net	(232)	(136)	(464)	(266)
Equity in net income (loss) of unconsolidated entities	2	22	7	3
Other, net	7	(1)	9	1
	(223)	(115)	(448)	(262)
Income before income taxes	928	894	1,716	1,763
Income tax expense	201	214	352	376
Consolidated net income	727	680	1,364	1,387
Less: Net income (loss) attributable to noncontrolling interests	1	—	1	(1)
Net income attributable to Waste Management, Inc.	$726	$680	$1,363	$1,388
Basic earnings per common share	$1.80	$1.70	$3.39	$3.46
Diluted earnings per common share	$1.80	$1.69	$3.37	$3.44
Weighted average basic common shares outstanding	402.6	401.3	402.5	401.5
Weighted average diluted common shares outstanding	404.3	403.2	404.0	403.3

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$440	$414
Receivables, net	3,931	3,687
Other	613	673
Total current assets	4,984	4,774
Property and equipment, net	19,963	19,340
Goodwill	13,886	13,438
Other intangible assets, net	3,964	4,188
Other	2,925	2,827
Total assets	$45,722	$44,567
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,852	$4,899
Current portion of long-term debt	964	1,359
Total current liabilities	5,816	6,258
Long-term debt, less current portion	23,056	22,541
Other	7,648	7,514
Total liabilities	36,520	36,313
Equity:
Waste Management, Inc. stockholders’ equity	9,201	8,252
Noncontrolling interests	1	2
Total equity	9,202	8,254
Total liabilities and equity	$45,722	$44,567

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$1,364	$1,387
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,364	1,057
Other	292	166
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(267)	(89)
Net cash provided by operating activities	2,753	2,521
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(366)	(243)
Capital expenditures	(1,563)	(1,335)
Proceeds from divestitures of businesses and other assets, net of cash divested	103	58
Other, net	(89)	(839)
Net cash used in investing activities	(1,915)	(2,359)
Cash flows from financing activities:
New borrowings	9,135	9,180
Debt repayments	(9,234)	(8,752)
Common stock repurchase program	—	(262)
Cash dividends	(669)	(608)
Exercise of common stock options	50	36
Tax payments associated with equity-based compensation transactions	(49)	(48)
Other, net	(14)	(10)
Net cash used in financing activities	(781)	(464)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	8	(4)
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	65	(306)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	487	552
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$552	$246

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended June 30,
	2025			2024
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues(a)	Revenues(a)	Revenues
Commercial	$1,618	$(220)	$1,398	$1,526	$(196)	$1,330
Industrial	1,013	(223)	790	978	(199)	779
Residential	894	(22)	872	886	(23)	863
Other collection	864	(68)	796	781	(52)	729
Total collection	4,389	(533)	3,856	4,171	(470)	3,701
Landfill(a)	1,446	(410)	1,036	1,262	(389)	873
Transfer	681	(292)	389	618	(270)	348
Total Collection and Disposal	$6,516	$(1,235)	$5,281	$6,051	$(1,129)	$4,922
Recycling Processing and Sales	482	(101)	381	475	(70)	405
WM Renewable Energy	115	—	115	70	(1)	69
WM Healthcare Solutions	647	(1)	646	—	—	—
Corporate and Other(a)	15	(8)	7	14	(8)	6
Total	$7,775	$(1,345)	$6,430	$6,610	$(1,208)	$5,402

	Six Months Ended June 30,
	2025			2024
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues(a)	Revenues(a)	Revenues
Commercial	$3,212	$(434)	$2,778	$3,027	$(381)	$2,646
Industrial	1,953	(422)	1,531	1,912	(386)	1,526
Residential	1,788	(44)	1,744	1,762	(45)	1,717
Other collection	1,689	(140)	1,549	1,532	(105)	1,427
Total collection	8,642	(1,040)	7,602	8,233	(917)	7,316
Landfill(a)	2,639	(763)	1,876	2,414	(749)	1,665
Transfer	1,273	(548)	725	1,178	(521)	657
Total Collection and Disposal	$12,554	$(2,351)	$10,203	$11,825	$(2,187)	$9,638
Recycling Processing and Sales	947	(182)	765	911	(138)	773
WM Renewable Energy	207	(1)	206	140	(2)	138
WM Healthcare Solutions	1,274	(9)	1,265	—	—	—
Corporate and Other(a)	25	(16)	9	25	(13)	12
Total	$15,007	$(2,559)	$12,448	$12,901	$(2,340)	$10,561

(a)	In the fourth quarter of 2024, the Company adjusted gross and intercompany operating revenues to reflect the 15% royalty paid by WM Renewable Energy to Collection and Disposal and Corporate and Other businesses for the purchase of landfill gas. There was no change to net operating revenues. The three months and six months ended June 30, 2024 were recast to conform to the current presentation.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the				Period-to-Period Change for the
	Three Months Ended				Six Months Ended
	June 30, 2025 vs. 2024				June 30, 2025 vs. 2024
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(a)	Amount	Company(b)	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$191	4.1%			$370	4.0%
Recycling Processing and Sales and WM Renewable Energy(c)	(25)	(5.3)			(25)	(2.7)
Energy surcharge and mandated fees	9	4.2			7	1.7
Total average yield(d)			$175	3.3%			$352	3.4%
Volume(e)			115	2.1			119	1.1
Internal revenue growth			290	5.4			471	4.5
Acquisitions			746	13.7			1,440	13.6
Divestitures			(6)	(0.1)			(10)	(0.1)
Foreign currency translation			(2)	—			(14)	(0.1)
Total			$1,028	19.0%			$1,887	17.9%

	Period-to-Period Change for the		Period-to-Period Change for the
	Three Months Ended		Six Months Ended
	June 30, 2025 vs. 2024		June 30, 2025 vs. 2024
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume	Yield	Volume(f)
Commercial	5.3%	(0.1)%	5.5%	—%
Industrial	3.8	(1.2)	3.5	(1.3)
Residential	5.7	(5.7)	5.4	(4.6)
Total collection	4.7	(1.7)	4.7	(1.4)
MSW	7.0	4.5	5.6	4.1
Transfer	4.0	(3.0)	4.8	(3.5)
Total Collection and Disposal	4.1%	1.6%	4.0%	0.8%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenues adjusted to exclude the impacts of divestitures for the current year period.
(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenues adjusted to exclude the impacts of divestitures for the current year period.
(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.
(d)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.
(e)	Includes activities from our Corporate and Other businesses.
(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,545	$1,154	$2,753	$2,521
Capital expenditures to support the business	(572)	(445)	(1,275)	(947)
Proceeds from divestitures of businesses and other assets, net of cash divested	5	43	103	58
Free cash flow without sustainability growth investments	978	752	1,581	1,632
Capital expenditures - sustainability growth investments	(160)	(222)	(288)	(388)
Free cash flow	$818	$530	$1,293	$1,244

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Supplemental Data

Internalization of waste, based on disposal costs	71.9%	69.5%	71.3%	68.9%

Landfill depletable tons (in millions)	34.7	32.0	64.0	61.0

Acquisition Summary(b)

Gross annualized revenue acquired	$131	$77	$142	$78

Total consideration, net of cash acquired	404	237	411	240

Cash paid for acquisitions consummated during the period, net of cash acquired	363	231	370	233

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	365	232	378	250

Landfill Depletion and Accretion Expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Landfill depletion expense:
Cost basis of landfill assets(c)	$182	$162	$332	$308
Asset retirement costs	38	39	71	69
Total landfill depletion expense(c)	220	201	403	377
Accretion expense	36	33	71	66
Landfill depletion and accretion expense	$256	$234	$474	$443

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.
(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.
(c)	For both the second quarter of 2025 and the six months ended June 30, 2025, the increase in landfill depletion expense was driven by higher volumes, particularly at sites within our West Tier.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30, 2025
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,151	$928	$201		$726	$1.80
Adjustments:
Stericycle acquisition and integration-related costs(b)	37	37	8		29
Loss from asset impairments, unusual items and other, net (c)	27	27	5		22
	64	64	13		51	0.12
As adjusted amounts	$1,215	$992	$214	(d)	$777	$1.92
Depreciation, depletion and amortization	708
Adjusted operating EBITDA	$1,923

Adjusted operating EBITDA margin	29.9%

	Three Months Ended June 30, 2024
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,009	$894	$214		$680	$1.69
Adjustments:
Stericycle transaction costs	7	7	1		6
Collective bargaining agreement costs	1	1	—		1
Loss from asset impairments, unusual items and other, net (c)	58	58	13		45
	66	66	14		52	0.13
As adjusted amounts	$1,075	$960	$228	(d)	$732	$1.82
Depreciation, depletion and amortization	543
Adjusted operating EBITDA	$1,618

Adjusted operating EBITDA margin	30.0%

(a)	For purposes of this press release table, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”
(b)	Includes acquisition and integration-related costs, severance and retention costs, and WM Healthcare Solutions Enterprise Resource Planning (ERP) system costs.
(c)	The three months ended June 30, 2025 includes net charges primarily related to a business engaged in oil recovery and sludge processing services. The three months ended June 30, 2024 includes net charges primarily related to an investment in a waste diversion technology business.
(d)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The second quarter 2025 and 2024 adjusted effective tax rates were 21.8% and 23.9%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended June 30, 2025
		Recycling	WM		Total WM	WM
	Collection	Processing	Renewable	Corporate	Legacy	Healthcare
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Business	Solutions	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Gross operating revenues, as reported	$6,516	$482	$115	$15	$7,128	$647	$7,775
Intercompany operating revenues	(1,235)	(101)	—	(8)	(1,344)	(1)	(1,345)
Net operating revenues, as reported	$5,281	$381	$115	$7	$5,784	$646	$6,430

Income from operations, as reported	$1,461	$24	$38	$(349)	$1,174	$(23)	$1,151
Depreciation, depletion and amortization	517	45	15	26	603	105	708
Operating EBITDA, as reported	$1,978	$69	$53	$(323)	$1,777	$82	$1,859

Adjustments:
Stericycle acquisition and integration-related costs(c)	—	—	—	9	9	28	37
Loss from asset impairments, unusual items and other, net(d)	25	1	—	1	27	—	27
	25	1	—	10	36	28	64
Adjusted operating EBITDA	$2,003	$70	$53	$(313)	$1,813	$110	$1,923
Operating EBITDA margin, as reported	37.5%	18.1%	46.1%	N/A	30.7%	12.7%	28.9%
Adjusted operating EBITDA margin	37.9%	18.4%	46.1%	N/A	31.3%	17.0%	29.9%

	Three Months Ended June 30, 2024
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Gross operating revenues, as reported	$6,051	$475	$70	$14	$6,610
Intercompany operating revenues	(1,129)	(70)	(1)	(8)	(1,208)
Net operating revenues, as reported	$4,922	$405	$69	$6	$5,402

Income from operations, as reported	$1,359	$29	$18	$(397)	$1,009
Depreciation, depletion and amortization	475	31	9	28	543
Operating EBITDA, as reported	$1,834	$60	$27	$(369)	$1,552

Adjustments:
Stericycle transaction costs	—	—	—	7	7
Collective bargaining agreement costs	1	—	—	—	1
Loss from asset impairments, unusual items and other, net(d)	3	—	—	55	58
	4	—	—	62	66
Adjusted operating EBITDA	$1,838	$60	$27	$(307)	$1,618
Operating EBITDA margin, as reported	37.3%	14.8%	39.1%	N/A	28.7%
Adjusted operating EBITDA margin	37.3%	14.8%	39.1%	N/A	30.0%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal businesses. The amounts in Income from Operations for the three months ended June 30, 2025 and 2024 are $20 million and $26 million, respectively.
(b)	WM Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal and Corporate and Other businesses for landfill gas. The total amount of royalties in Income from Operations for the three months ended June 30, 2025 and 2024, are $17 million and $11 million, respectively.
(c)	Includes acquisition and integration-related costs, severance and retention costs, and WM Healthcare Solutions Enterprise Resource Planning (ERP) system costs.
(d)	The three months ended June 30, 2025 includes net charges primarily related to a business engaged in oil recovery and sludge processing services. The three months ended June 30, 2024 includes net charges primarily related to an investment in a waste diversion technology business.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2025			June 30, 2024
	WM	WM
	Legacy	Healthcare
	Business	Solutions	Total WM	Total WM
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Gross operating revenues, as reported	$7,128	$647	$7,775	$6,610
Intercompany operating revenues	(1,344)	(1)	(1,345)	(1,208)
Operating revenues, as reported	$5,784	$646	$6,430	$5,402

Operating expenses, as reported	$3,433	$406	$3,839	$3,291
As a % of net revenues	59.4%	62.8%	59.7%	60.9%
Adjustments:
Stericycle acquisition and integration-related costs	—	(4)	(4)	—
Collective bargaining agreement costs	—	—	—	(1)
Operating expenses, as adjusted	$3,433	$402	$3,835	$3,290
As a % of net revenues	59.4%	62.2%	59.6%	60.9%

	Three Months Ended			Three Months Ended	Three Months Ended
	June 30, 2025			June 30, 2024	March 31, 2025(a)
	WM	WM			WM
	Legacy	Healthcare			Healthcare
	Business	Solutions	Total WM	Total WM	Solutions
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Gross operating revenues, as reported	$7,128	$647	$7,775	$6,610	$627
Intercompany operating revenues	(1,344)	(1)	(1,345)	(1,208)	(8)
Operating revenues, as reported	$5,784	$646	$6,430	$5,402	$619

SG&A expenses, as reported	$546	$150	$696	$501	$156
As a % of net revenues	9.4%	23.2%	10.8%	9.3%	25.2%
Adjustment:
Stericycle acquisition and integration-related costs	(9)	(15)	(24)	(7)	(10)
SG&A expenses, as adjusted	$537	$135	$672	$494	$146
As a % of net revenues	9.3%	20.9%	10.5%	9.1%	23.6%

2025 Projected Free Cash Flow Reconciliation(b)	Scenario 1	Scenario 2
Net cash provided by operating activities	$5,860	$6,025
Capital expenditures to support the business	(2,575)	(2,625)
Proceeds from divestitures of businesses and other assets, net of cash divested	115	150
Free cash flow without sustainability growth investments	$3,400	$3,550
Capital expenditures - sustainability growth investments	(600)	(650)
Free cash flow	$2,800	$2,900

(a)	WM Healthcare Solutions Q1 2025 results are included to provide a reconciliation for the sequential improvement in adjusted SG&A as a percentage of revenue.
(b)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2025. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	June 30, 2025		June 30, 2024
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$139	0.7%	$212	1.2%
Accretion expense	$36	0.5%	$33	0.6%

	Six Months Ended
	June 30, 2025		June 30, 2024
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$377	0.9%	$403	1.2%
Accretion expense	$71	0.6%	$66	0.6%